UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2016

GOLDEN ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-4339	63-0250005
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

One Golden Flake Drive, Birmingham, Alabama 35205

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (205) 458-7316

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

A.         On July 20, 2016, Golden Enterprises, Inc. (“Golden Enterprises” or the “Company”), executed Retention Bonus Agreements with Mark W. McCutcheon, Chief Executive Officer, Paul R. Bates, Executive Vice President, David A. Jones, Executive Vice President and Patty R. Townsend, Chief Financial Officer (the “Key Employees” or singularly, “Key Employee”). Upon the terms and subject to the conditions set forth in the Retention Bonus Agreements, Key Employees are paid to remain in the employment of the Company or its wholly-owned subsidiary, after the Company merges with a wholly-owned subsidiary of Utz Quality Foods, Inc. (“Utz”).

Pursuant to the Retention Bonus Agreements, upon the merging of Company and a wholly-owned subsidiary of Utz (the “Merger”), a Key Employee will receive, upon satisfaction of certain conditions, a retention bonus in the amount of seventy-five percent (75%) of their base salary as of July 18, 2016. Such payment will be made at the end of the “Retention Period” which is one (1) year after the Merger. Payment of the retention bonus is contingent on satisfaction of three (3) conditions:

1.	The Key Employee must not have resigned from employment with the Company at any time from the date of the execution of the Retention Bonus Agreement through the last day of the Retention Period.

2.	The Company must not have terminated the Key Employee’s employment at any time from the date of the execution of the Retention Bonus Agreement through the end of the Retention Period for “cause”.

3.	Following the last day of the Retention Period, the Key Employee must deliver to the Company a general release as set forth on Schedule A to the Retention Bonus Agreement.

For purposes of the Retention Bonus Agreement, termination for “cause” includes termination for willful, material breach or failure to comply with the Company’s written policies, procedures or instructions if such failure has a material adverse impact on the Company, willful, material misconduct or dishonest act or fraud in the performance of duties with the Company which has a material adverse impact on the Company, and indictment for, or conviction of, or pleading guilty or no lo contendere, to a felony or a crime involving moral turpitude, fraud, or embezzlement.

A Key Employee is given the right to cure such cause within ten (10) business days or receipt of notice from the Company.

Notwithstanding the Retention Bonus Agreement, each Key Employee specifically remains an employee at will which the Company may terminate with or without cause at any time.

B.          As previously discussed in the Form 8-K dated July 19, 2016, pursuant to the Merger Agreement, the Company agreed to terminate each incentive stock option (“Stock Option”) outstanding prior to the effective time of the Merger (the “Option Cancellation Agreement”). The Option Cancellation Agreement will provide that each holder of a Stock Option shall be entitled to receive, in consideration of the cancellation of such options held by such Stock Option Holder, subject to the consummation of the Merger, a cash payment per share equal to the product of (x) the aggregate number of shares of Company Common Stock subject to such Company Stock Option, whether or not the Stock Option is currently exercisable, multiplied by (y) the excess, if any, of the Merger Consideration, as defined in the Merger Agreement, over the per share exercise price of the Company Stock Options, less any taxes required to be withheld in accordance with the Merger Agreement.

On July 20, 2016, Golden Enterprises entered into Option Cancellation Agreements with each of the Key Employees. As a result of entering into the Option Cancellation Agreements, at the time of Merger each Key Employee will be entitled to receive the amount determined by the formula set forth above.

The disclosures contained herein are intended merely as summaries, do not purport to be complete and are qualified in their entirety by reference to the full texts of the Retention Bonus Agreements and Option Cancellation Agreements attached as exhibits hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.27	Retention Bonus Agreement for Mark W. McCutcheon
10.28	Retention Bonus Agreement for Paul Randall Bates
10.29	Retention Bonus Agreement for David A. Jones
10.30	Retention Bonus Agreement for Patty R. Townsend
10.31	Option Cancellation Agreement for Mark W. McCutcheon
10.32	Option Cancellation Agreement for Paul Randall Bates
10.33	Option Cancellation Agreement for David A. Jones
10.34	Option Cancellation Agreement for Patty R. Townsend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2016

GOLDEN ENTERPRISES, INC.

By:	/s/ Patty Townsend

Patty Townsend
Vice President, CFO & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.27	Retention Bonus Agreement for Mark W. McCutcheon
10.28	Retention Bonus Agreement for Paul Randall Bates
10.29	Retention Bonus Agreement for David A. Jones
10.30	Retention Bonus Agreement for Patty R. Townsend
10.31	Option Cancellation Agreement for Mark W. McCutcheon
10.32	Option Cancellation Agreement for Paul Randall Bates
10.33	Option Cancellation Agreement for David A. Jones
10.34	Option Cancellation Agreement for Patty R. Townsend